Exhibit 4.8

Neither the securities represented hereby nor the Warrant Shares (as defined in the Warrant Instrument) arising from the exercise of the Warrants have been registered under the Securities Act, as amended, or any state “blue sky” or other applicable securities law. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred (other than in accordance with clause 5.5 of the Warrant Instrument) without an effective registration statement for such securities under the Securities Act, as amended, or an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act. The securities represented hereby are subject to the Warrant Instrument.

LUMIRADX LIMITED

Registered in the Cayman Islands (No. 314391)

WARRANT CERTIFICATE

Warrant Certificate Number [●]

This is to certify that the person named below is a Warrantholder for the purpose of the warrant instrument issued by the Company on 1 July 2020 (“Warrant Instrument”) and has the right to subscribe in cash at the aggregate Subscription Price for such number of Warrant Shares (as defined in the Warrant Instrument) as is equal to the number of Warrants specified below on the terms set out in the Warrant Instrument. The Warrants are issued with the benefit of, and subject to, the provisions contained in the Warrant Instrument. Unless the context otherwise requires terms defined in the Warrant Instrument shall have the same meanings in this certificate.

Warrantholder

Name: [●]

Address: [●]

Number of Warrants represented by this Certificate: [●]

(Subject to adjustment in accordance with clause 2.3 of the Warrant Instrument)

Subscription Price per Warrant Share: $[●]

Date of Issue:

Executed by	)

Veronique Ameye as Company Secretary of	)

LumiraDx Limited

Notes:

(1)	The Subscription Rights are transferable prior to exercise only in accordance with the provisions of the Warrant Instrument.

(2)	All transfers must be accompanied by this Warrant Certificate.